AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

Amendment No. 2 dated as of December 18, 2019 to the Employment Agreement (the

“Agreement”) dated as of April 28, 2017 among Seth P. Bernstein (the “Executive”), AllianceBernstein

L.P. (“AB”), AllianceBernstein Holding L.P. (“Holding”) and AllianceBernstein Corporation (the

“Corporation”, and together with AB and Holding, the “Company”), as amended by Amendment No.

1 to the Agreement dated as of December 11, 2018.

WHEREAS, the Compensation and Workplace Practices Committee (the “Committee”) of the Board of Directors of the Corporation, during a regular meeting duly held on December 10, 2019, adopted a resolution by which the Committee approved a further amendment to the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions as set forth herein, and other valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and the Executive as follows:

1.	Defined Terms: Terms defined in the Agreement shall have the same meaning when used in this Agreement.

2.	The second sentence of Section 2 of the Agreement is hereby amended in its entirety to read as follows:

“In addition, you will have reporting responsibilities to the Chief Executive Officer of AXA Equitable Holdings, Inc., a Delaware corporation (“EQH”).

3.	The reference to “AXA” in Section 6(a) of the Agreement shall be deleted and the reference to “AXA Financial” shall be changed to a reference to “EQH.”

4.

The phrase at the end of Section 6(c)(i) of the Agreement, “, including if you are no longer the chief executive officer of a publicly traded entity with respect to Holding,” shall be deleted in its entirety.

5.

The reference in Section 6(c)(iii) of the Agreement to “AXA Financial” shall be changed to a reference to “EQH” and the phrase in that section “and the Group Head of Global Asset Management of AXA as provided in Section 2 of this Agreement” shall be deleted.

6.

Section 7(c)(ii) of the Agreement shall be modified by (i) adding the phrase “if such termination is by you for Good Reason” immediately following “subject to Section 13(b) hereof” (ii) adding the phrase “provided, however, if such termination is by the Company other than for Cause, Death or Disability, such lump sum cash amount shall be equal to such Base Salary and target bonus opportunity amount multiplied by 1.5” immediately following (i.e.., $3,000,000 or any increased amount),” and (iii) inserting “in either case” immediately following “which shall be paid.”

7.	Section 13(c)(ii) of the Agreement shall be deleted in its entirety and Section 13(c)(iii) shall be renumbered as Section 13(c)(ii).

8.

In the definition of “Change in Control” attached as Annex A to the Agreement, the references to “AXA Financial” in Sections (i), (ii), (iv) and (v) of such annex shall be changed to references to “EQH;” and Section (iii) of such Annex shall be deleted in its entirety.

9.

In the Confidential Separation Agreement and General Release attached to the Agreement, the reference to “AXA Financial” in Section 4 thereof shall be changed to a reference to “EQH” and the references to AXA and AXA Management Board in Sections 4 and 5 thereof, respectively, shall be deleted.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by a duly authorized officer and the Executive has executed this Amendment on his own behalf intending to be legally bound.

ALLIANCEBERNSTEIN L.P.

BY: /s/ Larry Cranch       Larry Cranch        General Counsel

ALLIANCEBERNSTEIN HOLDING L.P.

BY: /s/ Larry Cranch       Larry Cranch        General Counsel

ALLIANCEBERNSTEIN CORPORATION

BY: /s/ Larry Cranch       Larry Cranch        General Counsel

AGREED TO AND ACCEPTED BY:

/s/ Seth P. Bernstein                                                                                                                                    Seth P. Bernstein

As of December 18, 2019

Date